As filed with the Securities and Exchange Commission on November 26, 2024

Registration No. 333-235688

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Youdao, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 399, Wangshang Road, Binjiang District Hangzhou 310051, People’s Republic of China	310051
(Address of Principal Executive Offices)	(Zip Code)

Share Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168

(Name and address of agent for service)

+1 800-221-0102

(Telephone number, including area code, of agent for service)

Copies to:

Feng Zhou Chief Executive Officer Youdao, Inc. No. 399, Wangshang Road, Binjiang District Hangzhou 310051, People’s Republic of China +86 0571-8985-2163	Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 10th Floor, The Hong Kong Club Building, 3A Chater Road, Central Hong Kong +852 2533-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed solely for the purpose of filing Exhibit 10.2 to this registration statement on Form S-8 (Registration No. 333-235688), which was initially filed on December 23, 2019 (the “Registration Statement”), and amending the exhibit index of the Registration Statement, to reflect an amendment of the First Amended and Restated 2015 Share Incentive Plan. The Second Amended and Restated 2015 Share Incentive Plan is filed herewith as Exhibit 10.2. No additional securities are being registered. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note, the amended exhibit index of the Registration Statement and the exhibits filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)

4.3†	Form of Deposit Agreement between the Registrant, the depositary and holders of the American Depositary Shares (incorporated herein by reference to Exhibit 4.3 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)

5.1†	Opinion of Maples and Calder (Hong Kong) LLP

10.1†	The First Amended and Restated 2015 Share Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 initially filed on September 30, 2019, as amended) (Securities Act File No. 333-234009)

10.2*	The Second Amended and Restated 2015 Share Inventive Plan

23.1†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.2†	Consent of Independent Registered Public Accounting Firm

24.1†	Power of Attorney (included on the signature page of this Registration Statement)

* Filed herewith.

† Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on November 26, 2024.

Youdao, Inc.

By:	/s/ Feng Zhou
Name:	Feng Zhou
Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 26, 2024.

Signature	Title

*	Director
Name: William Lei Ding

/s/ Feng Zhou	Chief Executive Officer, Director
Name: Feng Zhou	(principal executive officer)

*	Independent Director
Name: Harry Heung Yeung Shum

*	Independent Director
Name: Jimmy Lai

*	Vice President of Finance
Name: Yongwei Li	(principal financial officer and principal accounting officer)

* By:	/s/ Feng Zhou
Name: Feng Zhou
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Youdao, Inc., has signed this this Post-Effective Amendment No.1 to the Registration Statement in New York on November 26, 2024.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President